EXHIBIT 23.2


Consent of Independent Accountants

We consent to the incorporation by reference in this registration statement of Schnitzer Steel Industries, Inc. on Form S-8 of our reports dated April 29, 1996, on our audits of the consolidated financial statements of Proler International Corp. and subsidiaries and the combined financial statements of Proler International Corp.'s Joint Operations as of January 31, 1996 and 1995, and for each of the three years in the period ended January 31, 1996.


                                 Coopers & Lybrand L.L.P.

Houston, Texas
February 14, 1997